EXHIBIT 5.1

                                SEVERSON & WERSON
                           A PROFESSIONAL CORPORATION
                       ONE EMBARCADERO CENTER, 26th FLOOR
                         SAN FRANCISCO, CALIFORNIA 94111

                               FAX (415) 956-0439
                            TELEPHONE (415) 398-3344

                                 June 19, 1998

Finet Holdings Corporation
3021 Citrus Circle, Suite 150
Walnut Creek, California 94104

Gentlemen:

         You have requested our opinion with respect to certain matters in connection with the filing by Finet Holdings Corporation (the "Company") of a registration statement on Form S-8 (the "Registration Statement") with the Securities and Exchange Commission covering the registration of 2,000,000 shares of the Company's Common Stock (the "Shares") pursuant to the Company's 1998 Stock Option Plan (the "Plan").

         In connection with this opinion, we have examined and relied upon the Registration Statement, the Plan, the Company's Restated Certificate of Incorporation and Bylaws, as amended, and such other records, documents, certificates, memoranda and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below. We have assumed the genuineness and authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies thereof, and the due execution and delivery of all documents where due execution and delivery are a prerequisite to the effectiveness thereof.

         We are admitted to practice law in the State of California. Our opinion is rendered solely with respect to California law, Delaware General Corporation law, and Federal law.

         On the basis of the foregoing, and in reliance thereon, we are of the opinion that the Common Stock of the Company to be issued pursuant to the terms of the Plan is validly authorized and, assuming: (a) no change occurs in the applicable law or the pertinent facts; (b) the pertinent provisions of such Blue Sky and securities laws as may be applicable have been complied with; and (c) the Common Stock is issued in accordance with the terms of the Plan, the Common Stock issuable under the Plan will be validly issued, fully paid and nonassessable.

         This opinion is intended solely for your benefit and is not to be made available to or be relied upon by any other person, firm or entity without our prior written consent.

         We consent to the filing of this opinion as an exhibit to the Registration Statement.

                                      SEVERSON & WERSON
                                      A Professional Corporation


                                      By:  /s/  Roger S. Mertz
                                          ---------------------------
                                                Roger S. Mertz